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Exhibit 16.3





September 7, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 19, 1999 of Hitsgalore.com, Inc. and are in agreement with the statements contained in the first four paragraphs insofar as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Moore Stephens Lovelace, P.A.
---------------------------------
    Moore Stephens Lovelace, P.A.